EXHIBIT 10.1


                             DISTRIBUTION AGREEMENT


         This Distribution Agreement (hereinafter "Agreement") is effective as of the 1st day of January, 2001, by and between Wireless Technology, Inc., a Nevada corporation, located at 2064 Eastman Avenue, Suite 113, Ventura, California 93003 (hereinafter "WTI"), and Image Sensing Systems, Inc., a Minnesota corporation, located at 1600 University Avenue, West St. Paul, Minnesota 55104 (hereinafter "ISS").

                                    RECITALS

         A. WTI is engaged in the business of designing and manufacturing video camera systems and wireless video, audio, and data communications equipment, with experience in the deployment of video systems for enforcement, surveillance, and security.

         B. ISS is engaged, among other things, in the business of designing, developing and selling certain video detection and control devices utilizing machine vision technology, known as the Autoscope Video Detection System, under exclusive license from the University of Minnesota. ISS has sublicensed the exclusive right to manufacture and market the Autoscope system in North America and the Caribbean to Econolite Control Products, Inc. ("Econolite"). Econolite also manufactures the Autoscope system on a non-exclusive basis for direct sales by ISS outside North America and the Caribbean. ISS and Econolite have a marketing and production agreement that grants Econolite exclusive rights to sell and produce ISS licensed technology within North America and the Caribbean.

         C. WTI desires to utilize ISS's domestic and international marketing expertise and distribution channels to sell certain present and future products designed and manufactured/assembled by WTI as designated herein.


         NOW, THEREFORE, for and in consideration of the mutual covenants, promises and conditions contained herein, the parties agree as follows:

ARTICLE 1:    DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 Affiliate. "Affiliate" shall mean, with respect to a party to this Agreement, any person or entity that, directly or indirectly, is in control of, is controlled by or is under common control with such party. As used in the previous sentence, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         1.2 Confidential Information. "Confidential Information" shall mean all information that is disclosed by one party to the other and that is designated in writing as confidential, regardless of the form in which it is disclosed, including but not limited to information embodied in the WTI Products or which relates to markets, customers, products, patents, inventions, procedures, methods, designs, strategies, plans, assets, liabilities, prices, costs, revenues, profits, organization, employees, agents, distributors, sub-distributors or business in general.

         1.3 Market. "Market" shall mean transportation, retail, banking, military, security and law enforcement, in the Territory.

         1.4 Territory. "Territory" shall mean worldwide, without limitation.

         1.5 WTI Products. "WTI Products" shall mean all present and future systems and equipment designed and manufactured by WTI.


ARTICLE 2: APPOINTMENT; SUBDISTRIBUTORS; TRADEMARKS; NO PROPRIETARY RIGHTS CONFERRED

         2.1 Scope. WTI hereby appoints ISS, and ISS hereby accepts such appointment, as WTI's exclusive distributor of the WTI Products in the transportation, retail and banking Markets, and as WTI's non-exclusive distributor of the WTI Products in the security, military, and law enforcement Markets, in the Territory during the term of this Agreement, subject to all the terms and conditions of this Agreement. In consideration of such appointment, ISS shall not represent, distribute or sell any products that compete with the WTI Products. ISS expressly acknowledges that the distribution right granted under this Agreement is limited to the Market and the Territory. With the prior written consent of ISS, WTI may sell the WTI Products directly to end-users.

         2.2 Subdistributors. ISS shall have the right to appoint sub-distributors of the WTI Products with the prior written consent of WTI, which shall not be unreasonably withheld.

         2.3 Use of Trademarks. WTI hereby grants ISS the nontransferable, nonexclusive right to use the WTI trademarks and trade names listed on Exhibit A, and any other trademarks owned by WTI which it may designate in writing for use by ISS (the "Trademarks"), in marketing and distributing the WTI Products in the Market in the Territory for the duration of this Agreement. ISS shall not alter any WTI Trademarks or any package or label used in connection with any WTI Products, except as specifically authorized by WTI in writing.

         2.4 No Proprietary Rights. The relationship created by this Agreement is one of manufacturer (WTI) and distributor (ISS) ONLY. This Agreement shall not create in ISS or any of


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its affiliates any proprietary rights in the WTI products that are now, or may in the future, be sold under this Agreement.


ARTICLE 3:   GENERAL OBLIGATIONS OF ISS

         3.1 Marketing. ISS shall have the following obligations with respect to the marketing and distribution of the WTI Products:

         (a) To use its best efforts to further the promotion, marketing, and distribution of the WTI Products in the applicable Market, in the Territory;

         (b) To commit reasonable financial, intellectual and human resources necessary to grow the Market in the Territory for the WTI Products;

         (c) To provide adequate and appropriate training to its sales force and independent sales representatives concerning the WTI Products at ISS's expense;

         (d) To provide WTI with a reasonably detailed business plan (including definitive marketing and strategic plans) for the marketing and distribution of the WTI Products within ninety
                  (90) days of the Effective Date (including pricing strategies, channels to market, service and warranty plans and promotional activities) and to update such business plan thereafter once per year fifteen days prior to the start of WTI's fiscal year; and

         (e) To conduct its business in a professional manner which will reflect positively upon WTI and WTI Products.


         3.2 Promotional Materials. ISS shall submit samples of any proposed brochures, literature, promotional materials and instructions which are created or intended for use by ISS in the advertising, promotion, marketing or sale of the WTI Products in the Market in the Territory ("Promotional Materials") to WTI for written approval at least ten (10) days prior to proposed initial use. WTI shall approve such Promotional Materials or identify any changes necessary for approval of the Promotional Materials within five (5) days of receipt from ISS. ISS shall use, and shall allow its employees or independent sales representatives to use, only such Promotional Materials as have been approved in writing by WTI. ISS shall make no claim, representation or warranty about the WTI Products, and shall allow its employees or independent sales representatives to make no claim, representation or warranty about the WTI Products, whether in writing, orally or by electronic or other means, except as is contained in Promotional Materials approved by WTI in accordance with this Section 3.2. ISS shall promptly update or modify already approved Promotional Materials at WTI's request.


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         3.3 Compliance with Law. ISS shall distribute the WTI Products in the
Market in the Territory in compliance with all applicable legal and regulatory requirements. ISS shall not directly or indirectly misrepresent the use of the WTI Products and will not alter the WTI Products.

         3.4 Customer Reports. ISS shall promptly forward to WTI any customer complaints or inquiries relating to the performance or manufacture of the WTI Products in accordance with WTI's customer service policies. ISS shall promptly respond to all other inquiries and complaints from users of the WTI Products and shall provide WTI with a monthly report on all such inquiries or complaints and such other information as WTI may request from time to time.


ARTICLE 4:   ORDERS, PRICES AND PAYMENTS

         4.1 Forecasts. ISS shall provide WTI with an annual (one year) forecast of orders for the WTI Products, which forecasts shall be updated monthly on a 90-day rolling basis. The forecasts shall be non-binding.

         4.2 Orders. ISS shall use its best efforts to submit purchase orders for the WTI Products in quantities consistent with the applicable forecast. All orders shall be in writing at least fifteen (15) days prior to the requested delivery date. Orders shall include the quantity of WTI Products, requested delivery dates and shipping instructions. All purchase orders are subject to acceptance in writing by WTI.

         4.3 Modification of Orders. No accepted purchase order may be modified or canceled except upon the written agreement of both WTI and ISS. ISS's purchase orders shall be subject to all provisions of this Agreement, whether or not the purchase order or change order so states.

         4.4 Prices. The parties agree that the prices to ISS for WTI Products shall be 50% of WTI's list price as set forth on that Price List dated January 1, 2001 attached hereto as Exhibit B, subject to those price increases allowed under Section 4.5 below. As to any future products developed by WTI, WTI shall notify ISS of the price at which that new Product will be listed and ISS may purchase that Product at 50% of list price subject to the same price adjustments allowed under Section 4.5 below.

         4.5 Price Increases. WTI may, at any time beginning three (3) months after the Effective Date of this Agreement, adjust its list prices for the WTI Products by providing ISS with at least forty five (45) days prior written notice of any such price list adjustment; provided however, that no list price increase on a WTI Product shall be allowed if the list price increase for that Product, when taken together with all other list price increases in WTI Products over the preceding twelve months, will represent an increase in the aggregate list price of all WTI Products during that same twelve month period, of more than ten per cent 10% OR the percentage increase in the Consumer Price Index - Urban Markets, whichever percentage figure is greater.


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The foregoing limitation shall NOT apply to any price increases that are due to increase in WTI's component purchase costs. Any increased prices shall not apply to any purchase orders accepted by WTI prior to the effective date of any price increase.

         4.6 Payment Terms. Payments due under this Agreement shall be due net forty-five (45) days from the date of WTI's invoice. An invoice shall be dated on or after the date of shipment. In the event of any dispute arising over any part of an invoice or the total amount due under an invoice, all undisputed amounts shall be promptly paid by ISS in accordance with this Section 4.6.

         4.7 Resale Prices. ISS may offer the WTI Products for resale in the Market in the Territory at such prices as ISS and WTI agree to in writing.

         4.8 Taxes and Duties. Except as provided in Section 4.9 below, ISS shall be solely responsible for all taxes, duties or other similar government charges in connection with its purchase of WTI Products from WTI, exclusive of income taxes owed by WTI.

         4.9 Income Tax Withholding. If and only to the extent that ISS is required by income tax laws in any country in the Territory to withhold income taxes owed by WTI, ISS may so withhold such taxes from payments otherwise due to WTI and shall promptly pay such taxes to the appropriate tax authorities on behalf of WTI. ISS shall then provide WTI with written documentation of such tax payment in a form reasonably acceptable to the U.S. Internal Revenue Service for purposes of foreign tax credits.

ARTICLE 5:   WARRANTIES AND INDEMNIFICATION

         5.1 Warranties to ISS. WTI hereby warrants to ISS:

         (a) WTI owns or has the lawful right from others to grant the rights to market and distribute the WTI Products in the Market in the Territory as set forth in this Agreement;

         (b) WTI has no knowledge of any infringement by the WTI Products of any third party United States or foreign intellectual property rights, such as patents, copyrights, trade secrets or trademarks; and

         (c) The WTI Products shall be manufactured in conformity with applicable good manufacturing procedures and shall be free from defects in materials and workmanship.

         5.2 Limited Warranty. The warranties set forth in Section 5.1 above apply only to ISS and are in lieu of all other warranties, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose or use.


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         5.3 No Warranty Pass-Through. No warranty, representation or agreement herein shall be deemed to be made for the benefit of any third parties. ISS shall not pass through to any third parties the warranties made by WTI under this Article 5 and shall make no claims, representations or warranties concerning the WTI Products other than as expressly approved by WTI pursuant to
Section 3.2 hereof.

         5.4 Indemnification by WTI. WTI hereby agrees to indemnify, defend and hold ISS harmless from any claims, demands, liabilities, damages, cost and expenses (including, without limitation, reasonable costs and legal fees incurred by ISS) arising out of any third party suit, claim or other legal action, including any action brought by any governmental agency ("Legal Action"), that alleges (a) WTI Products infringe any United States or foreign patent, copyright, or trade secret, or (b) personal injury, death or property damage resulting from the use of WTI Products that are alleged to be defective by manufacturing or design; provided however, that ISS shall reimburse WTI for all indemnification expense paid to or on behalf of ISS under the foregoing provisions if it is determined that ISS or any of its affiliates were also the proximate cause of such personal injury, death or property damage. ISS shall give written notice to WTI of any such Legal Action within thirty (30) days of ISS's first knowledge thereof. If a WTI Product is found to infringe any third party intellectual property right which falls within WTI's indemnification obligation, at WTI's sole discretion and expense, WTI may (a) obtain a license from such third party for the benefit of ISS; or (b) replace or modify the WTI Products so that they are no longer infringing.

         5.5 Indemnification by ISS. ISS hereby agrees to indemnify, defend and hold WTI harmless from any claims, demands, liabilities, damages, costs and expenses (including, without limitation, reasonable costs and legal fees incurred by WTI) arising out of any Legal Action that arises from or results out of the marketing or distribution of the WTI Products by ISS including, without limitation: (a) any act or omission by ISS or any of its employees or agents;
(b) any claims, warranties or representations made by ISS or any of its employees or agents with respect to the WTI Products or in connection with such activities of ISS or any of its employees or agents except as specifically approved by WTI in Promotional Materials, in accordance with Section 3.2; or (c) any unfair business practice of ISS or any of its employees or agents. WTI shall give written notice of any such Legal Action to ISS within thirty (30) days of WTI's first knowledge thereof.

         5.6 Insurance. Each of the parties shall procure and maintain in effect, liability insurance in an amount not less than Two Million Dollars ($2,000,000.00), which will insure against claims and liabilities arising out of or related to the WTI Products or covered by such party's indemnification obligation hereunder. Each party's policy shall identify the other party as an additional insured, and shall provide that there shall be no cancellation or reduction of coverage except upon written notice to the other party of at least thirty (30) days. Upon request, each party shall furnish appropriate certificates of insurance to the other party.


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ARTICLE 6:  LIMITATION OF LIABILITY.

WTI AGREES THAT ISS SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY WTI'S DELAY IN FURNISHING THE WTI PRODUCTS. IN NO EVENT WILL ISS OR ITS AFFILIATES BE LIABLE TO WTI FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR INDIRECT OR PUNITIVE DAMAGES OR COSTS (INCLUDING LEGAL FEES AND EXPENSES) OR LOSS OF GOODWILL OR PROFIT IN CONNECTION WITH THE DISTRIBUTION AND SALE OF THE WTI PRODUCTS, OR IN CONNECTION WITH ANY CLAIM ARISING FROM THIS AGREEMENT, EVEN IF ISS AND ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS. WTI AGREES THAT ISS'S TOTAL AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED TWO MILLION DOLLARS ($2,000,000).

ISS AGREES THAT WTI SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE CAUSED BY ISS'S OWN DELAY IN DELIVERING THE WTI PRODUCTS TO THE END USER OR PURCHASER. IN NO EVENT WILL WTI OR ITS AFFILIATES BE LIABLE TO ISS FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR INDIRECT OR PUNITIVE DAMAGES OR COSTS (INCLUDING LEGAL FEES AND EXPENSES) OR LOSS OF GOODWILL OR PROFIT IN CONNECTION WITH THE DISTRIBUTION AND SALE OF THE WTI PRODUCTS, OR IN CONNECTION WITH ANY CLAIM ARISING FROM THIS AGREEMENT, EVEN IF WTI AND ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR COSTS. ISS AGREES THAT WTI'S TOTAL AGGREGATE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED TWO MILLION DOLLARS ($2,000,000).

ARTICLE 7:  CONFIDENTIALITY

         7.1 Confidential Information; Term. All Confidential Information shall be deemed confidential and proprietary to the party disclosing such information hereunder. Each party may use the Confidential Information of the other party during the term of this Agreement only as permitted or required for the receiving party's performance hereunder. The receiving party shall not disclose or provide any Confidential Information to any third party and shall take reasonable measures to prevent any unauthorized disclosure by its employees, agents, contractors or consultants during the term hereof, including appropriate individual nondisclosure agreements. The foregoing duty shall apply to any Confidential Information during the term of this Agreement and for a period of five (5) years from the date of termination of this Agreement.

         7.2 Exclusions. The following shall not be considered Confidential Information for purposes of this Article 7:

         (a) Information that is or comes into the public domain through no fault or act of the receiving party;


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         (b)      Information that was independently developed by the receiving party without the use of or reliance on the disclosing party's Confidential Information;

         (c) Information which was provided to the receiving party by a third party under no duty of confidentiality to the disclosing party; or

         (d) Information which is required to be disclosed by law, provided however, prompt prior notice thereof shall be given to the party whose Confidential Information is involved.

ARTICLE 8:  ASSIGNMENT; SURVIVORSHIP

         8.1 Assignment. Neither party may assign its rights or obligations under this Agreement, even to its affiliates, without the written consent of the other party.

         8.2 Survivorship. If more than half of the equity of WTI is purchased by a single person or entity that was not an WTI Affiliate before such purchase, that person or entity shall take subject to this Agreement, which shall remain in full force and effect.

ARTICLE 9:  IMPORT AND EXPORT OF WTI PRODUCTS

         9.1 Import Documentation. If applicable, ISS shall be responsible for obtaining all licenses, permits and registrations required to import the WTI Products into the Territory in accordance with applicable laws or regulations in the Territory.

         9.2. Export Regulations. If applicable, ISS shall supply WTI on a timely basis with all necessary information and documentation requested by WTI for export of the WTI Products in accordance with United States export control laws and regulations.

         9.3 Written Assurance. If applicable, ISS hereby assures WTI that ISS shall not re-export, directly or indirectly, the WTI Products to any destination forbidden under the then-applicable United States Export Administration Regulations unless the United States Export Administration Regulations expressly permit such re-export or the United States Commerce Department's Bureau of Export Administration has granted such authorization in writing.

ARTICLE 10:  TERM AND TERMINATION

         10.1 Term. This Agreement shall take effect as of the Effective Date and shall have an initial term of seven (7) years. Unless terminated as set forth below, this Agreement shall automatically extend for consecutive one year periods unless either party notifies the other no less than 60 days prior to the date of expiration of the initial term or any extension term that the Agreement will not be extended.


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         10.2 Termination. Notwithstanding the provisions of Section 10.1 above, this Agreement may be terminated earlier:

         (a) By either party immediately on written notice to the other party if the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business involuntarily;

         (b) By either party if the other party is in material breach of this Agreement and has failed to cure such breach within thirty (30) days of receipt of written notice thereof from the first party;

         (c) By either party immediately on written notice to the other party if an event of Force Majeure continues for more than six
                  (6) months, provided however both parties shall use all best and reasonable efforts to find a solution to or a method of avoiding the effects of such Force Majeure event and only in the event such solutions or efforts fail then either party may terminate this Agreement.

         (d) By either party upon sixty (60) days prior written notice if the sales from WTI to ISS and Econolite under this Agreement do not meet the Minimum Sales Requirements set forth in Exhibit C hereto.

         10.3 Rights and Obligations on Termination. In the event of termination or expiration of this Agreement for any reason, the parties shall have the following rights and obligations:

         (a)      ISS shall cease to distribute the WTI Products;

         (b) Neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable under this Agreement;

         (c) ISS's duty of compliance with applicable United States export control laws under Section 9.3 hereof and duties of both parties of confidentiality under Article 7 and concerning dispute resolution under Article 10, shall survive termination of this Agreement; and

         (d) Each party shall return all copies of the other party's Confidential Information and, if applicable, shall erase all Confidential Information from its computer systems and shall certify in writing to the other party that it has done so.


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         10.4 No Compensation. In the event of any termination of this Agreement under Section 10.2, subject to Section 10.3(b), neither party shall owe any compensation to the other party for lost profits, lost opportunities, good will, or any other loss or damage as a result of or arising from such termination.

ARTICLE 11:  ARBITRATION

         11.1 Dispute Resolution. Except as provided in Section 11.2, WTI and ISS shall each use best efforts to resolve any dispute between them promptly and amicably and without resort to any legal process, if feasible, within thirty
(30) days of receipt of a written notice by one party to the other party of the existence of such dispute. Except as provided in Section 11.2, no further action may be taken under this Article 11 unless and until executive officers of WTI and ISS have met in good faith to discuss and settle such dispute. The foregoing requirement in this Section 11.1 shall be without prejudice to either party's rights, if applicable, to terminate this Agreement under Section 10.2.

         11.2 Litigation Rights Reserved. If any dispute arises with regard to the unauthorized use or disclosure of Confidential Information by the other party, the party whose Confidential Information was so used or disclosed may seek any available remedy at law or in equity from a court of competent jurisdiction.

         11.3 Procedure for Arbitration. Except as provided in Section 11.2, any dispute, claim or controversy arising out of or in connection with this Agreement which has not been settled through negotiation within a period of thirty (30) days after the date on which either party shall first have notified the other party in writing of the existence of a dispute, shall be settled by final and binding arbitration under the then applicable Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Any such arbitration shall be conducted by three (3) arbitrators appointed by mutual agreement of the parties or, failing such agreement, in accordance with AAA Rules. At least one
(1) arbitrator shall be an experienced industry professional and at least one
(1) arbitrator shall be an experienced business attorney with background in the licensing and distribution of similar products. Any such arbitration shall be conducted in Omaha, Nebraska, U.S.A. An arbitral award may be enforced in any court of competent jurisdiction. Notwithstanding any contrary provision in the AAA Rules, the following additional procedures and rules shall apply to any such arbitration:

         (a) Each party shall have the right to request from the arbitrators, and the arbitrators shall order upon good cause shown, reasonable and limited pre-hearing discovery, including
                  (a) exchange of witness lists, (b) depositions under oath of named witnesses at a mutually convenient location, (c) written interrogatories, and (d) document requests.

         (b) Upon conclusion of the pre-hearing discovery, the arbitrators shall promptly hold a hearing upon the evidence to be adduced by the parties and shall promptly render a written opinion and award.


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         (c)      The arbitrators may not award or assess punitive damages
                  against either party.

         (d) Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees to the prevailing party.

ARTICLE 12:   MISCELLANEOUS

         12.1 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. Each party is acting as an independent contractor and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the parties.

         12.2 Assignment. Neither party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement without the prior written consent of the other party. Any prohibited assignment shall be null and void.

         12.3 Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if given by registered or certified mail, postage prepaid, return receipt requested, by private courier service, or by facsimile addressed to the respective addresses of the parties as first above written or at such other addresses as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon (a) receipt by the party to which notice is given or (b) on the fifth (5th) day following domestic mailing or the tenth (10th) day following international mailing, as the case may be, whichever occurs first.

         12.4 Entire Agreement. This Agreement, including the Exhibits hereto which are incorporated herein by reference, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces all proposals, oral or written, and all negotiations, conversations, discussions and previous agreements heretofore between the parties. WTI hereby acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement will continue in full force and effect.

         12.5 Amendment. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or in part, except by written amendment signed by both parties hereto.


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         12.6 Publicity. Subject to Section 12.12 hereof, this Agreement is confidential, and no party shall issue press releases or engage in other types of publicity of any nature dealing with the commercial or legal details of this Agreement without the other party's prior written approval, which approval shall not be unreasonably withheld; provided however, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing party shall furnish a copy of such disclosure to the other party.

         12.7 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Minnesota, excluding its choice of law rules. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply in any respect to this Agreement or the parties hereto.

         12.8 Severability. If any provision of this Agreement is found unenforceable under any laws or regulations applicable thereto, such provision shall be deemed stricken from this Agreement, but such invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement.

         12.9 Counterparts. This Agreement may be executed in two or more counterparts and each such counterpart shall be deemed an original hereof.

         12.10 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

         12.11 Force Majeure. Upon written notice to the other party, a party affected by an event of Force Majeure shall be suspended without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder. As used in this Agreement, the term "Force Majeure" shall mean any event or condition beyond the reasonable control of either party which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable, including acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy or other supplies, epidemics, fire, flood, hurricane, typhoon, earthquake, lightning and explosion, or any refusal or failure of any governmental authority to grant any approval or export license legally required.

         12.12 Announcements. ISS shall have the right to announce to its shareholders and to the public significant events and achievements by ISS and WTI under this Agreement with the prior written consent of WTI.


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         IN WITNESS WHEREOF, the parties have caused this Distributorship
Agreement to be executed by their duly authorized representatives below.


                                             "ISS"
                                             IMAGE SENSING SYSTEMS, INC.


Date: April 27, 2001                         By: /s/ William L. Russell

                                             Title: CEO



                                             "WTI"
                                             WIRELESS TECHNOLOGY, INC.


Date: April 27, 2001                         By: /s/ Phillip D. Fancher
                                             Title: President/CEO


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                                    EXHIBIT A

                         WTI TRADEMARKS AND TRADE NAMES

WIRELESS TECHNOLOGY, INC. (WTI)

FS-930N VIDEO TRANSMISSION SYSTEMS

2400 VIDEO TRANSMISSION SYSTEMS

5.8 GHZ VIDEO TRANSMISSION SYSTEMS

PS-991 PORTABLE VIDEO SURVEILLANCE SYSTEM

FAST DEPLOYMENT POWER OPTIONS

CFS-2400P INTELLIGENT TRAFFIC SYSTEMS- WIRELESS VIDEO MONITORING

FS-2400 WIRELESS VIDEO FOR GRADE CROSSING SAFETY

TWO-WIRE TRANSMISSION SYSTEM

2400 MHZ VIDEO MULTI-CHANNEL ANTENNAS

2400 MHZ VIDEO ANTENNA FOR COVERT APPLICATIONS

RL450AXB CONTROL LINK OMNIDIRECTIONAL ANTENNA

900 MHZ LINEAR POLARIZED MICROSTRIP ANTENNA

CONTROL LINK 460 UHF YAGI ANTENNA

2400 MHZ LINEAR POLARIZED MICROSTRIP ANTENNA

900 MHZ LINEAR POLARIZED YAGI ANTENNA

PRS-24, PS-2401 PORTABLE VIDEO SURVEILLANCE SYSTEM

MOBILE BLOCKER, MOBILE ALERT, MOBILE INTERCEPTOR

AUTOSCOPE SOLO PRO, AUTOSCOPE IMAGE SENSOR (AIS)

                                    EXHIBIT B

                               WTI PRODUCTS PRICES

NOTE: TRANSFER PRICING FROM WTI TO ISS IS AT A 50% DISCOUNT OFF PUBLISHED LIST PRICE, IN ACCORD WITH WTI PRICE LIST DATED 4 JULY 2000. THE PRODUCTS, AUTOSCOPE SOLO PRO, AUTOSCOPE IMAGE SENSOR, MOBILE BLOCKER, MOBILE ALERT AND MOBILE INTERCEPTOR ARE EXCLUSIVELY ISS PRODUCTS, FOR WHICH A UNIQUE TRANSFER PRICE HAS BEEN AGREED, OR WILL BE JOINTLY AGREED UPON SUBMITTAL OF A FORMAL SYSTEM REQUIREMENT SPECIFICATION.

FS-930N VIDEO TRANSMISSION SYSTEMS

2400 VIDEO TRANSMISSION SYSTEMS

5.8 GHZ VIDEO TRANSMISSION SYSTEMS

PS-991 PORTABLE VIDEO SURVEILLANCE SYSTEM

FAST DEPLOYMENT POWER OPTIONS

CFS-2400P INTELLIGENT TRAFFIC SYSTEMS- WIRELESS VIDEO MONITORING

FS-2400 WIRELESS VIDEO FOR GRADE CROSSING SAFETY

TWO-WIRE TRANSMISSION SYSTEM

2400 MHZ VIDEO MULTI-CHANNEL ANTENNAS

2400 MHZ VIDEO ANTENNA FOR COVERT APPLICATIONS

RL450AXB CONTROL LINK OMNIDIRECTIONAL ANTENNA

900 MHZ LINEAR POLARIZED MICROSTRIP ANTENNA

CONTROL LINK 460 UHF YAGI ANTENNA

2400 MHZ LINEAR POLARIZED MICROSTRIP ANTENNA

900 MHZ LINEAR POLARIZED YAGI ANTENNA

PRS-24, PS-2401 PORTABLE VIDEO SURVEILLANCE SYSTEM

                                    EXHIBIT C

                            MINIMUM SALES REQUIREMENTS


          For the calendar year 2001                       $1,500,000
          For the calendar year 2002                       $2,000,000
          For the calendar year 2003                       $2,500,000
          For the calendar year 2004                       $3,000,000
          For the calendar years 2005 through 2010         $3,500,000


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